Exhibit 5.10

[BUCHANAN INGERSOLL & ROONEY, PC LETTERHEAD]

December 15, 2011

Southwood Psychiatric Hospital, Inc.

c/o Acadia Healthcare Company, Inc.

830 Centre Crescent Drive, Suite 610

Franklin, Tennessee 37067

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Southwood Psychiatric Hospital, Inc., a Pennsylvania corporation (“Guarantor”) in connection with Guarantor’s proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 12.875% Senior Notes due 2018 (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about December 15, 2011, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Company under the Exchange Notes will be guaranteed by the Guarantor (the “Guarantee”), along with other guarantors. The Exchange Notes and the Guarantee are to be issued pursuant to an Indenture, dated as of November 1, 2011 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

In the capacity described above, we have examined the original, or copies, certified or otherwise authenticated to our satisfaction, of only the following documents:

A. Copies of the Articles of Incorporation of Guarantor certified by the Secretary of State of the Commonwealth of Pennsylvania on October 4, 2011 and a copy of the By-Laws of Guarantor certified by the Secretary of Guarantor as of November 1, 2011 (the “Certified Organizational Documents”);

B. Good Standing Certificate dated October 4, 2011, issued by the Secretary of State of the Commonwealth of Pennsylvania (the “Good Standing”);

C. Resolutions of Guarantor with respect to the issuance of the Guarantee;

Southwood Psychiatric Hospital, Inc.

December 15, 2011

D. The Indenture;

E. The Registration Rights Agreement, dated of November 1, 2011, by the among the Company, the Guarantor, the other guarantors party thereto and Jefferies & Company, Inc. as initial purchaser;

F. The Registration Statement; and

G. Such other documents, matters, statutes, ordinances, published rules and regulations, published judicial and governmental decisions interpreting or applying the same, and other official interpretations as we deem applicable in connection with this opinion.

The documents listed in A through G above are referred to collectively as the “Documents.”

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Guarantor. In providing the opinion expressed in paragraph 1 below, we have relied solely upon the Good Standing and the Certified Organizational Documents.

In reaching the opinion set forth below, we have also assumed:

A. the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

B. any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

C. the Outstanding Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

D. the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

Southwood Psychiatric Hospital, Inc.

December 15, 2011

E. the Company and the Guarantor will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based on the foregoing and subject to the assumptions and qualifications set forth above, it is our opinion that:

1. Guarantor is a corporation, duly constituted and validly subsisting under the laws of the Commonwealth of Pennsylvania.

2. Guarantor has full power and authority to execute and deliver and to perform its obligations under the Indenture and the Guarantee.

3. The Guarantor has duly authorized, executed and delivered the Indenture and has duly authorized the Guarantee.

4. The execution and delivery of the Indenture and the Guarantee by Guarantor does not, and the performance by Guarantor of its obligations thereunder (including with respect to the Guarantee) will not, (i) conflict with or result in a breach or default violation of its Organizational Documents, or (ii) result in a violation of any court order or decree known to us, or any law, rule or regulation of the United States or the Commonwealth of Pennsylvania.

5. No consent, approval, authorization or order of any Commonwealth of Pennsylvania court or governmental authority of the Commonwealth of Pennsylvania was required in connection with the execution and delivery of the Indenture or is required for the issuance by the Guarantor of the Guarantee.

In addition to the assumptions set forth above, the opinions set forth above are also subject to the following qualifications:

A. We are licensed to practice law in the Commonwealth of Pennsylvania and do not hold ourselves out to be experts on, or generally familiar with or qualified to express a legal opinion on, the laws of any jurisdiction other than those of the Commonwealth of Pennsylvania and the Federal law of the United States of America. The law covered by the opinions expressed in this letter is limited to the Federal law of the United States and the laws of the Commonwealth of Pennsylvania.

B. We also express no opinion herein as to the following:

(i)	Antitrust and unfair competition laws and regulations;

Southwood Psychiatric Hospital, Inc.

December 15, 2011

(ii)	Compliance with the anti-fraud provisions or disclosure requirements of (a) any federal law or regulation or (b) the laws or regulations of any state;

(iii)	The enforceability of any provisions in the Indenture or the Guarantee relating to conflicts of law or choice of law;

(iv)	Securities or blue sky laws and regulations;

(v)	Tax, environmental, racketeering, health and safety, and zoning land use and subdivision laws and regulations;

(vi)	Local laws, ordinances and regulations.

C. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is based on current law and facts and circumstances. We are not assuming an obligation to revise or supplement this opinion should applicable law or the existing facts and circumstances change after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement, in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.10 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

BUCHANAN INGERSOLL & ROONEY PC

By:	/s/ Pamela E. Hepp